Exhibit 10.8
AMENDED AND RESTATED CONSULTING AGREEMENT
THIS AMENDED AND RESTATED CONSULTING AGREEMENT (this “Agreement”) is entered into on December 14, 2017, with an effective date of January 1, 2018 (the “Effective Date”), by and between Benson Smith (“Consultant”) and Teleflex Incorporated, a Delaware corporation (the “Company”), and amends and restates in its entirety the Consulting Agreement entered into between the Company and Consultant on March 31, 2017 (the “Initial Agreement”).
BACKGROUND
WHEREAS, Consultant currently serves as Chief Executive Officer of the Company;
WHEREAS, Consultant has notified the Company that he will retire as Chief Executive Officer of the Company on December 31, 2017 (the “Retirement Date”), at which time Consultant shall cease to be an employee of the Company;
WHEREAS, following the Retirement Date, the Company desires to continue to avail itself of Consultant’s experience, advice and assistance and, in light thereof, wishes to appoint Consultant to serve as an independent contractor to provide Consulting Services (as defined below) in accordance with the terms of this Agreement; and
WHEREAS, Consultant wishes to accept such appointment, subject to the terms of this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the recitals, promises, and other good and valuable consideration specified herein, the receipt and sufficiency of which is hereby acknowledged, Consultant and the Company agree as follows:
1.    Engagement and Term.
(a)    Subject to and conditioned upon Consultant’s retirement as the Company’s Chief Executive Officer on December 31, 2017, the Company hereby engages Consultant to serve as an independent contractor to the Company to commence on January 1, 2018 and continue through December 31, 2019 (the “Consulting Term”).
(b)    During the Consulting Term, Consultant agrees that for up to a maximum of 130 hours per year for each year of the Consulting Term, Consultant will be available to answer questions and reasonably assist the Company with respect to matters related to the Teleflex business, which shall include, without limitation, advice and counsel related to the investment community, enterprise governance, acquisition strategy and integration, and executive talent (collectively, the “Consulting Services”).
2    Consulting Fees.

(a)    During the Consulting Term, the Company will pay Consultant an annual fee of $406,250. The annual fee for each year during the Consulting Term shall be payable in twelve (12) equal monthly installments and payable in arrears. Consultant will provide the Company with a quarterly notice reflecting the hours worked by Consultant for the applicable quarter. In the event that the pre-approved hours requested by the Company exceed 130 hours for any year during the Consulting Term, Consultant will invoice the Company at a rate of $3,125 per hour.

(b)    The payments set forth in Section 2(a) shall be referred to as the “Consulting Fees”. Other than with respect to earned and unpaid Consulting Fees, the Company shall have no further obligations with respect to this Agreement following any termination of the Consulting Term.

(c)    Consultant acknowledges that, during the Consulting Term, he will not be an “employee” (or person of similar status) of the Company or any of its affiliates for purposes of the Internal Revenue Code of 1986, as amended (the “Code”). Consultant acknowledges and agrees that the Company will not withhold or deduct from the Consulting Fees any amounts as federal income tax withholding from wages or as employee contributions under the Federal Insurance Contributions Act or any other state or federal laws, and the Consultant will be solely responsible for the payment of any federal, state or local income or payroll taxes with respect to the Consulting Fees. In the event that the consulting arrangement described herein is reclassified as an employment relationship by any governmental agency or court, Consultant acknowledges and agrees that he will not seek to participate in or benefit from any of the employee benefit plans or programs of the Company or its subsidiaries as a result of such reclassification.

(d)    It is understood by the Company and Consultant that during the Consulting Term, Consultant shall be an independent contractor with respect to the Company and its subsidiaries and not an employee of the Company or its subsidiaries. Consultant acknowledges and agrees that, other than as required by COBRA, and other than as otherwise provided as an elected member of the Teleflex Board of Directors, Consultant (and his eligible dependents) shall not be eligible for, actively participate in, accrue service credit or have contributions made, either by Consultant or on his behalf, under any employee benefit plan sponsored or maintained by the Company or its subsidiaries, including without limitation, workers’ or unemployment compensation benefits, any plan which is intended to qualify under Section 401(a) of the Code, fringe benefits or other similar plans of the Company and its subsidiaries, and Consultant shall have no further right to receive any such benefits from the Company or its subsidiaries.

3.     Miscellaneous.
(a)    During the Consulting Term, Consultant may receive, have access to and otherwise be exposed to confidential and proprietary information of the Company and its subsidiaries, including without limitation, non-public, confidential or personal information and materials relating to or concerning (i) the Company and its subsidiaries and their activities, or (ii) any of the directors or officers of the Company (the “Confidential Information”). For purposes of this Section 3(a), “Confidential Information” does not include information which (i) is or becomes available to the public through no act or omission of Consultant, (ii) is proven to have been previously disclosed to or known by Consultant prior to disclosure by the Company, (iii)

was lawfully received by Consultant from third parties without any obligation to hold it in confidence, or (iv) is approved for release by written authorization of the Company, but only to the extent of and subject to such conditions as may be imposed in such written authorization. Consultant agrees to not, at any time (whether during or after the Consulting Term), disclose or use for his own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise, other than the Company and its subsidiaries, any Confidential Information. Nothing in this Agreement shall prohibit or impede Consultant from communicating, cooperating or filing a complaint with any U.S. federal, state or local governmental or law enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation, provided that in each case such communications and disclosures are consistent with applicable law. Notwithstanding the foregoing, under no circumstance will Consultant be authorized to disclose any information covered by attorney-client privilege or attorney work product of the Company or any of its subsidiaries without prior written consent of the Company’s General Counsel or other officer designated by the Board of Directors of the Company.
(b)    This Agreement shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the state of Delaware, without reference to the principles of conflicts of law of Delaware or any other jurisdiction, and where applicable, the laws of the United States. The parties hereto agree that any future disputes between them shall be tried to a judge rather than a jury and the parties hereby waive a trial by jury on such disputes.
(c)    If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement or the remaining portion of a partially invalid provision, which shall remain in force, and the provision in question shall be modified by the court so as to be rendered enforceable.
(d)    Each party and its counsel has reviewed this Agreement or has been provided the opportunity to review this Agreement and accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Instead, the language of all parts of this Agreement shall be construed as a whole, and according to their fair meaning, and not strictly for or against either party.
(e)    The Agreement sets forth the entire agreement between the parties hereto, and, other than as expressly set forth herein, fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof, including, without limitation, the Initial Agreement. This Agreement may not be altered, modified or amended except by written instrument signed by the parties hereto.
(f)    This Agreement may be executed in one or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TELEFLEX INCORPORATED By: /s/ Cameron P. Hicks Name: Cameron P. Hicks Title: Vice President, Global Human Resources and Employee Communications
CONSULTANT /s/ Benson Smith Benson Smith

[Signature Page to Amended and Restated Consulting Agreement]